BRADLEY PHARMACEUTICALS, INC.
                       CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS
                            (UNAUDITED)


                            Three Months Ended           Six Months Ended
                                 June 30,                    June 30,
                        -------------------------    ------------------------
                            2002         2001            2002        2001
                        -------------------------    ------------------------

Net sales              $  9,355,657  $  5,923,566   $ 18,648,983 $ 11,206,675
Cost of sales             1,086,658       939,660      2,197,202    1,927,314
                        -----------   -----------    -----------  -----------
                          8,268,999     4,983,906     16,451,781    9,279,361
                        -----------   -----------    -----------  -----------

Selling, general and
  administrative
  expenses                5,106,127     3,834,926     10,265,865    7,369,565
Depreciation and
  amortization              281,930       290,536        556,152      534,750
Interest expense
  (income) - net            (57,512)      (28,223)      (134,534)      11,764
                       ------------   -----------    -----------  -----------
                          5,330,545     4,097,239     10,687,483    7,916,079
                       ------------   -----------    -----------  -----------

Income before
  income taxes            2,938,454       886,667      5,764,298    1,363,282

Income tax expense        1,146,000       339,000      2,248,000      511,000
                       ------------   -----------    -----------  -----------

Net income            $   1,792,454  $    547,667   $  3,516,298 $    852,282
                       ============   ===========    ===========  ===========

Net income
  per common share
       Basic          $        0.17  $       0.07   $       0.34 $       0.11
                       ============   ===========    ===========  ===========
       Diluted        $        0.16  $       0.06   $       0.31 $       0.10
                       ============   ===========    ===========  ===========

Weighted average
  number of common
  shares
       Basic             10,460,000     7,970,000     10,440,000    7,960,000
                       ============   ===========    ===========  ===========
       Diluted           11,430,000     9,280,000     11,500,000    8,930,000
                       ============   ===========    ===========  ===========



          See Notes to Condensed Consolidated Financial Statements


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